UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009 (May 29, 2009)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification Number)
incorporation)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On May 29, 2009, Coffeyville Resources, LLC (the “Company”), a wholly-owned subsidiary of CVR Energy, Inc., entered into an Amendment (the “Amendment”) to the ISDA Master Agreement and Schedule thereto, each dated as of June 24, 2005 (the “Swap Agreement”) with J. Aron & Company (“J. Aron”). The Amendment reduces the notional amount of a funded letter of credit supporting the Company’s obligations under the Swap Agreement from $150 million to $60 million (an aggregate permanent reduction of $90 million). In connection with the Amendment, the Company caused $90 million of the funded letter of credit facility under the credit agreement to be refunded back to the lenders, thereby reducing that facility from $150 million to $60 million.
     The Swap Agreement is expected to terminate in 2010. J. Aron is an affiliate of Goldman, Sachs & Co. Affiliates of Goldman, Sachs & Co. are significant shareholders of CVR Energy, Inc.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being “furnished” as part of this Current Report on Form 8-K:
99.1	Press release dated June 3, 2009, issued by CVR Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: June 3, 2009

CVR ENERGY, INC.
By:	/s/ Edward A. Morgan
Edward A. Morgan
Chief Financial Officer and Treasurer